EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KEELEY FUNDS, INC., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KEELEY FUNDS, INC. for the year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KEELEY FUNDS, INC. for the stated period.

/s/ John L. Keeley Jr.		/s/ Robert Kurinsky
John L. Keeley Jr.		Robert Kurinsky
President, Keeley Funds, Inc.		Treasurer, Keeley Funds, Inc.

Dated:	12/5/08

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KEELEY FUNDS, INC. for purposes of Section 18 of the Securities Exchange Act of 1934.